Exhibit 99


                    PEOPLES BANCORP INC. - P.O. BOX 738 - MARIETTA, OHIO - 45750
                                                          www.peoplesbancorp.com


NEWS RELEASE


FOR IMMEDIATE RELEASE                    Contact:    Mark F. Bradley
---------------------                                President and CEO
September 14, 2005                                   (740) 373-3155

                     PEOPLES BANCORP INC. ANNOUNCES UPCOMING
                          EXECUTIVE MANAGEMENT CHANGES
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         MARIETTA, Ohio - Peoples Bancorp Inc. (NASDAQ: PEBO) today announced that effective January 1, 2006, David B. Baker, President of Peoples Financial Advisors and Peoples Insurance Agency, Inc., will assume a non-executive role as Senior Financial Advisor of Peoples Financial Advisors, a division of Peoples Bancorp's subsidiary Peoples Bank, National Association ("Peoples Bank") dedicated to serving clients' investment, trust, and retirement planning needs.
         "Dave Baker has been a strong contributor to the success and growth of our company," said Mark F. Bradley, President and CEO of Peoples Bancorp. "In the last 5 years, Peoples Bancorp's revenues from investment and insurance operations have tripled to over $12 million on an annualized basis."
         In his new role, Baker, 59, will be responsible for directly serving clients' financial planning needs and other special projects. Effective January 1, 2006, Baker will no longer serve as an Executive Vice President of Peoples Bancorp or Peoples Bank.
         Baker began his career in 1974 in Peoples Bank's Investment and Trust Division (now Peoples Financial Advisors). Since 2000, Baker has also served as President of Peoples Insurance Agency, Inc., a full service insurance agency offering health, life, and property and casualty insurance to clients. Effective January 1, 2006, Mark Bradley will assume the role of President of Peoples Insurance Agency, Inc.
         "Dave recently expressed an interest in lesser executive management responsibilities, and his new duties in Peoples Financial Advisors will allow him to do what he does best: serve the financial planning needs of many of our clients," said Bradley.
         Peoples Bancorp has appointed David T. Wesel, Vice President, to the position of President of Peoples Financial Advisors effective January 1, 2006. Wesel, 44, has served as Sales Manager of Peoples Financial Advisors since 2004 and has previous experience at a regional brokerage firm. Effective January 1, 2006, Wesel will become an Executive Vice President of Peoples Bancorp and Peoples Bank.
         Wesel has 20 years experience in executive management and sales administration. He is a graduate of The Ohio State University and earned an MBA from Ohio University in 1997. More recently, Wesel successfully completed all of the requirements to be a Certified Trust Financial Advisor through the Institute of Certified Bankers. Wesel is also the son of Joseph H. Wesel, Chairman of the Board of Peoples Bancorp.
          "I am confident David Wesel will be prepared to take on the next level of leadership in our company," summarized Bradley. "I look forward to seeing more positive changes as we execute on our strategies to deliver quality financial products and services to our clients."
         Peoples Bancorp Inc., a diversified financial products and services company with $1.8 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 50 locations and 34 ATMs in Ohio, West Virginia and Kentucky. Peoples Bancorp's financial service units include Peoples Bank, Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc. Peoples Bancorp's common shares are traded on the NASDAQ national market under the symbol "PEBO", and Peoples Bancorp is a member of the Russell 3000 index of US publicly traded companies. Learn more about Peoples Bancorp at www.peoplesbancorp.com.

                                 END OF RELEASE